Exhibit 99.28(e)(vi)

THIRD AMENDMENT TO

UNDERWRITING AGREEMENT

This third amendment (the “Amendment”) to the Underwriting Agreement (the “Agreement”) dated as of May 31, 2017 by and between Old Westbury Funds, Inc. (the “Fund”) and Foreside Funds Distributors LLC (“Foreside”) is entered into as of August 3, 2020 (the “Effective Date”).

WHEREAS, Fund and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of a new series, Old Westbury Credit Income Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto, which reflects the addition of Old Westbury Credit Income Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

OLD WESTBURY FUNDS, INC.		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ David W. Rossmiller	By:	/s/ Mark Fairbanks
Name:	David W. Rossmiller	Name:	Mark Fairbanks
Title: President		Title: Vice President

EXHIBIT A

This EXHIBIT A, dated August 3, 2020, is Exhibit A to the Underwriting Agreement, dated May 31, 2017, by and between Foreside Funds Distributors LLC and Old Westbury Funds, Inc.

PORTFOLIOS

Old Westbury All Cap Core Fund

Old Westbury Large Cap Strategies Fund

Old Westbury Multi-Asset Opportunities Fund

Old Westbury Fixed Income Fund

Old Westbury Municipal Bond Fund

Old Westbury Small and Mid Cap Strategies Fund

Old Westbury All Cap ESG Fund

Old Westbury California Municipal Bond Fund

Old Westbury New York Municipal Bond Fund

Old Westbury Credit Income Fund